EXHIBIT 10.7(ii)

GEORGIA-PACIFIC CORPORATION

OUTSIDE DIRECTOR STOCK OPTION PLAN

(o)	Deferred Transfer of Shares Upon Exercise of Options	6

6. PLAN ADMINISTRATION		6
(a)	Committee as Plan Administrator	6
(b)	Delegation	6
(c)	Determinations Final	6

7. AMENDMENTS AND TERMINATION		7
(a)	Authority to Amend or Terminate	7
(b)	Options Previously Granted	7
(c)	Limitations	7

8. CORPORATE RESTRUCTURING		7
(a)	No Bar to Corporate Restructuring	7
(b)	Capital Readjustments/Option Modifications	8

9. NO RIGHT TO REELECTION		8

10. CHANGE OF CONTROL		8
(a)	Special Rights Upon Change of Control	8
	(i) Lapse of Restrictions; Acceleration of Exercise and/or Vesting	8
	(ii) Election of Cash or Stock Distribution	9
	(iii) Options Non-Cancellable	9
(b)	Definition of “Change of Control	9
	(i) Acquisition of Stock	9
	(ii) Change in Board Membership	10
	(iii) Shareholder-Approved Reorganization, Merger or Consolidation	10
	(iv) Liquidation or Dissolution	11

11. GOVERNING LAW		11

12. CAPTIONS		11

13. RESERVATION OF SHARES		11

14. SAVINGS CLAUSE		11

15. EFFECTIVE DATE AND TERM		12

ii

GEORGIA-PACIFIC CORPORATION

OUTSIDE DIRECTOR STOCK OPTION PLAN

1. PURPOSE

The purpose of the Plan is to help the Company attract and retain well qualified individuals as Outside Directors (as defined below) and to align their interests more closely with the interests of the Company’s other shareholders through annual grants of stock options to each Outside Director.

2. DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

(a) Board. “Board” means the Board of Directors of the Company.

(b) Change of Control. “Change of Control” shall have the meaning specified in Section 10(b).

(c) Committee. “Committee” means the Executive/Governance Committee of the Board of Directors of the Company, as constituted from time to time, or such subcommittee of that body as the Executive/Governance Committee shall specify to act for the Executive/Governance Committee with respect to this Plan.

(d) Common Stock. “Common Stock” means the Company’s common stock, par value $0.80 per share.

(e) Company. “Company” means Georgia-Pacific Corporation, a Georgia corporation headquartered in Atlanta, Georgia.

(f) Effective Date. “Effective Date” means the effective date of this Plan as defined in Section 15.

(g) Fair Market Value. “Fair Market Value” means, on any date, the mean between the high and low sales prices of a share of Common Stock on that date as reported in The Wall Street Journal, New York Stock Exchange—Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. If the date of determination is not a trading date on the New York Stock Exchange, Fair Market Value shall be determined using the high and low sales prices of a share of Common Stock on the next preceding trading date. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

(h) Non-Qualified Stock Option. “Non-Qualified Stock Option” means an Option which is not intended to satisfy the requirements of Section 422 of the Internal Revenue Code or any successor section as it may be amended from time to time.

(i) Option. “Option” means a right to buy a specified number of shares of Common Stock at a fixed price during a specified time, and subject to such other terms and conditions.

(j) Option Agreement. “Option Agreement” means a written agreement entered into between the Company and the Outside Director setting forth the terms and conditions of an Option granted to such Outside Director under this Plan, in the form prescribed by the Committee.

(k) Outside Director. “Outside Director” means a member of the Board of Directors of the Company who is not an employee of the Company or a Subsidiary.

(l) Plan. “Plan” means the Georgia-Pacific Corporation Outside Director Stock Option Plan as described in this plan document.

(m) Plan Year. “Plan Year” means the calendar year.

(n) Subsidiary. “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

3. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN; LIMITATIONS

(a) Applicable Stock. The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares reacquired by the Company, including shares purchased on the open market.

(b) Plan Limitations. Subject to adjustment in accordance with the provisions of Sections 3(d) and 8, the total number of shares of Common Stock with respect to which Options may be granted under this Plan may not exceed 250,000.

(c) Individual Limitations. Subject to adjustment in accordance with Section 8, and subject to Section 3(b), the total number of shares of Common Stock with respect to which Options may be granted under the Plan to any Outside Director shall not exceed one percent (1%) of the Company’s outstanding shares, determined as of the Effective Date.

(d) Calculation Procedures. For purposes of calculating the total number of shares of Common Stock available under this Plan for grants of Options, (i) the grant of an Option shall be deemed to be equal to the maximum number of shares of Common

Stock which may be issued under the Option and (ii) subject to the provisions of Sections 3(b) and 3(c), there shall again be available for Options under this Plan all of the following: (A) shares of Common Stock represented by Options which have been cancelled, forfeited, surrendered or terminated or which expire unexercised; (B) the number of shares of Common Stock delivered in full or partial payment of the exercise price of any Option granted under this Plan; provided, however, that shares so delivered by an Outside Director in full or partial payment of the exercise of his/her Option shall not reduce the number of Options granted to the Outside Director in any Plan Year for purposes of Section 3(c).

4. STOCK OPTION GRANTS

Subject to the provisions of this Plan, each Outside Director shall receive an annual Option grant for a number of shares of Common Stock with a total value of $40,000, as determined by the Committee using the Black-Scholes valuation method. Such Options shall be Non-Qualified Stock Options. The exercise price for an Option may not be less than 100% of the Fair Market Value of the Common Stock on the grant date. Each Option granted under this Plan shall be subject to the provisions of this Plan and the applicable Option Agreement.

5. OTHER TERMS AND CONDITIONS

(a) Prohibition on Transfer. An Option shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by an Outside Director (whether voluntarily or involuntarily) to any party, nor may any Option be subject to attachment or garnishment by any creditor or an Outside Director; provided that in the event of the incapacity (as determined by the Committee) or death of the Outside Director (but subject to Section 5(n) of this Plan), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Options, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Option that the Outside Director could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Option or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, and immediately upon any attempt to assign or transfer an Option, the Option shall terminate and be of no force or effect. Notwithstanding anything in this Section 5(a) to the contrary, the Committee in its sole discretion may (but need not) permit transfers of Options in other situations where the Committee concludes that such transferability (A) does not result in accelerated taxation, and (B) is otherwise appropriate and desirable, taking into account the impact on the Outside Director and the Company of applicable tax laws and/or securities laws as applied to transferable Options.

(b) Designation of Beneficiaries. Notwithstanding anything in Section 5(a) to the contrary, an Outside Director may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under an Option granted under this Plan (to the extent permitted under the applicable Option Agreement). A beneficiary designation may be changed or revoked by an Outside Director at any time by filing a written statement of such change or revocation with the Company. Such a designation (or modification of designation) shall be made in writing, and filed with the office of the Company designated in the Option Agreement. If an Outside Director fails to designate a beneficiary, then Section 5(a) will apply.

(c) Option Agreement. Options made pursuant to the Plan shall be evidenced by Option Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to all the terms of this Plan. The Option Agreement will state the characteristics of the Option and all terms and conditions applicable to the Option, provided that the provisions of this Plan which apply to an Option Agreement will be deemed incorporated in such agreement regardless of whether they are specifically reiterated in the text of the Option Agreement. Whenever an Outside Director is granted an Option under this Plan, the Committee shall have the responsibility to provide to the designated Outside Director an Option Agreement governing the particular Option executed on behalf of the Company and, if one has not been supplied previously, a copy of this Plan.

(d) Rights as a Shareholder. Except as otherwise specifically provided in this Plan or in any Option Agreement, an Outside Director shall have no rights as a shareholder with respect to shares of Common Stock covered by an Option until the date the Outside Director is the holder of record of such shares.

(e) No Obligation to Exercise. The grant of an Option shall impose no obligation upon the Outside Director to exercise the Option.

(f) Payments by Outside Directors. No payments or contributions are required to be made by Outside Directors in this Plan other than such payments as may be required under an applicable Option Agreement, as specified by the Committee. The Committee may determine that Options for which a payment is due from an Outside Director may be payable: (i) in U. S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value on the date of delivery to the Company equal to the total payment due from the Outside Director; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment pursuant to an Option and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Outside Director for at least six months.

(g) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require an Outside Director to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required to be withheld with respect to an Option or any dividends or other distributions payable with respect thereto. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit an Outside Director to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, (ii) delivering to the Company shares of Common Stock then owned by the Outside Director or (iii) such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment of such taxes and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Outside Director for at least six months. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(h) Restrictions on Exercise. No Option may be exercisable on or after the date which is the tenth anniversary of the date such Option was granted.

(i) Surrender of Options. The Committee, in its sole discretion, may incorporate one or more provisions in any Option granted under this Plan to allow an Outside Director to surrender his/her Option in whole or part in lieu of the exercise of all or part of that Option or in payment of any amounts due the Company upon the exercise of such Option. Such provision(s) may specify that the Committee may authorize such surrender after the grant, but before the exercise, of any such Option.

(j) Additional Options Upon Exercise. The Committee, in its sole discretion, may incorporate in any Option granted under this Plan a provision which requires the automatic grant of a new Option under this Plan (subject to the terms and limitations of this Plan) to any Outside Director who delivers shares of Common Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) will be for the same number of shares of Common Stock as the Outside Director delivered in exercising the original Option, (ii) will have an exercise price equal to 100% of the Fair Market Value of the delivered shares on the date of such delivery (which shall be deemed to be the grant date for such new Option) and (iii) will have a term equal to the unexpired term of the original Option.

(k) Requirements of Law. The granting of Options and the issuance of shares of Common Stock upon the exercise of Options shall be subject to all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Option, the Company may require the Outside Director to take any reasonable action to meet such requirements.

(l) Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(m) Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Options, and the Plan shall constitute an “unfunded” plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any subsidiary to any Outside Director pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Outside Director, former director or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

(n) Legends. Each certificate evidencing Common Stock subject to an Option shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Option applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(o) Deferred Transfer of Shares Upon Exercise of Options. The Committee may determine, either at the time of grant of an Option or later, whether, and to what extent and under what circumstances, the transfer of shares issuable in connection with the exercise of an Option may be deferred at the election of the affected Outside Director.

6. PLAN ADMINISTRATION

(a) Committee as Plan Administrator. This Plan shall be administered by the Committee. Except as otherwise required by law or this Plan, the grant terms of Options including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise expressly required by this Plan, the Committee shall have the complete authority and absolute discretion to interpret and construe the provisions of this Plan and the Option Agreements and make determinations pursuant to any Plan provision or Option

Agreement which shall be final and binding on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member’s own willful misconduct or lack of good faith.

(b) Delegation. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers to grant or adjust Options under this Plan.

(c) Determinations Final. All determinations and decisions made by the Committee, the Board and any delegate of the Committee appointed in accordance with Section 6(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

7. AMENDMENTS AND TERMINATION

(a) Authority to Amend or Terminate. Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company’s shareholders.

(b) Options Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Option without approval of the Outside Director; provided, however that such amendment, modification or termination shall not, without the Outside Director’s consent, reduce or diminish the value of such Option determined as if the Option had been vested, exercised, cashed in or otherwise settled on the later of the effective date or execution date of such amendment or termination; and provided further that, except as otherwise provided in Section 8 of this Plan, the exercise price of any Option under this Plan may not be reduced and the term of any Option under this Plan may not be extended.

(c) Limitations. Notwithstanding the foregoing: (i) no amendment may, without the approval of the shareholders of the Company, increase the grant limitations under Section 3(c) of this Plan; and (ii) no amendment, modification or termination shall in any manner adversely affect an Outside Director’s rights under any Options theretofore granted to an Outside Director under this Plan without the consent of such Outside Director.

8. CORPORATE RESTRUCTURING

(a) No Bar to Corporate Restructuring. The existence of this Plan or outstanding Option under this Plan shall not affect in any way the right or power of the Company or its shareholders (i) to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, (ii) to issue bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, to dissolve or liquidate the Company, (iii) to sell or transfer all or part of its assets or business or (iv) to effect any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Capital Readjustments/Option Modifications. The Options under this Plan involving Common Stock will be made in shares of the Common Stock as constituted on the date the Option is granted, but shares of stock actually issued in connection with an Option shall reflect the adjustments (if any) with respect to the Common Stock in connection with such Option contemplated in this Section 8(b). In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Committee shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and exercise price of shares subject to outstanding Options and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Outside Directors are treated equitably as a result of any such event. Any such adjustment may provide for the elimination of fractional shares. Any shares accruing to outstanding Options as a result of any adjustment under this Section 8(b) will be subject to the same restrictions (and have the same terms and conditions) as the Options to which they accrue.

9. NO RIGHT TO REELECTION

No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders. Nothing in this Plan shall interfere with or limit in any way the right of the Board to remove the Outside Director from the Board at any time, nor confer upon any Outside Director any right to remain a member of the Board for any period of time, or at any particular rate of compensation.

10. CHANGE OF CONTROL

(a) Special Rights Upon Change of Control. Notwithstanding anything contained in this Plan or any Option Agreement to the contrary, in the event of a Change of Control, as defined below:

(i)	Lapse of Restrictions; Acceleration of Exercise and/or Vesting. All restrictions relating to the exercise or vesting of any Option shall automatically lapse and any time periods relating to the exercise or vesting of any Option shall automatically be accelerated so that all such Options may be immediately exercised and shall be vested in full immediately before the date of such  Change of Control.

(ii)	Election of Cash or Stock Distribution. The Committee may, in its sole discretion, at any time before or after any Option is made or granted, provide that upon exercise or vesting of an Option during the 60-day period from and after the date of a Change of Control, the Outside Director may, in lieu of the receipt of Common Stock upon the exercise or vesting of any Option, elect by written notice to the Company to receive an amount in cash equal to the excess, if any, of the aggregate Value (as defined below) of the shares of Common Stock covered by the Option or portion thereof surrendered determined on the date the Option is exercised or vested (as the case may be), over the aggregate exercise price of the Option, if any. As used in this Section 10(a)(ii) the term “Value” means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of Section 10(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which, in the case of paragraph (i), shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

(iii)	Options Non-Cancellable. All Options shall become non-cancellable.

(b) Definition of “Change of Control”. A “Change of Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i)	Acquisition of Stock. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 10(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who on the Effective Date is the beneficial owner of 20% or more of the Outstanding Company Voting

Securities; (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A), (B) and (C) of Section 10(c)(iii);

(ii)	Change in Board Membership. Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board; or

(iii)	Shareholder-Approved Reorganization, Merger or Consolidation. Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a  majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including  persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (ii) of this Section  10(b)) at  the time of the execution of the initial agreement or of the action of the Board providing for such Business  Combination.;

 or

(iv)	Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

11. GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Georgia.

12. CAPTIONS

Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

13. RESERVATION OF SHARES

The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The final and unappealable inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company’s counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

14. SAVINGS CLAUSE

This Plan is intended to comply in all aspects with applicable law and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

15. EFFECTIVE DATE AND TERM

The effective date (the “Effective Date”) of this Plan shall be February 1, 2002. No new Options shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after the authority for grant of new Options hereunder has been exhausted; provided, however, that notwithstanding anything in this sentence to the contrary, except as otherwise provided in Section 8 of this Plan, the exercise price of any Option of Options granted under this Plan may not be reduced.